                                                                   Exhibit 1.1.2

                                Pricing Agreement
                                -----------------


GOLDMAN, SACHS & CO.
   As Representatives of the several
 Underwriters named in Schedule II hereto,


                                                                  August 9, 2001



Dear Sirs:

                  The Kroger Co., an Ohio corporation (the "Company"), and the Guarantors on Schedule I and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 9, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") the Securities (the "Designated Securities") and related Guarantees specified in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule III hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule II hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                     Very Truly Yours,

Attest:                              THE KROGER CO.
                                     Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Designated Securities



                                     By:
---------------------------------       ---------------------------------------
Assistant Secretary/Secretary           Name:  Paul W. Heldman
                                        Title: Senior Vice President/Vice
                                               President


Attest:                              RJD ASSURANCE, INC.
                                     as Guarantor of the Designated Securities
                                     VINE COURT ASSURANCE INCORPORATED,
                                     as Guarantor of the Designated Securities


---------------------------------
Treasurer                            By:
                                        ---------------------------------------
                                        Name:  Bruce M. Gack
                                        Title: Senior Vice President/Vice
                                               President




                                     RICHIE'S INC., as Guarantor of the
                                     Designated Securities



                                     By:
                                        --------------------------------------
                                        Name:  Keith C. Larson
                                        Title: Vice President and Secretary

                                     ROCKET NEWCO, INC.,
                                     as Guarantor of the Designated Securities
                                     HENPIL, INC.,
                                     as Guarantor of the Designated Securities




                                     By:
                                        --------------------------------------
                                        Name:  Steven McMillan
                                        Title: Vice President and Secretary

Goldman, Sachs & Co.


By:
     -------------------------------
      Goldman, Sachs & Co.

                                   SCHEDULE I

                                   Guarantors
                                   ----------

Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
Alpha Beta Company                                                       California
Bay Area Warehouse Stores, Inc.                                          California
Bell Markets, Inc.                                                       California
Cala Co.                                                                 Delaware
Cala Foods, Inc.                                                         California
CB&S Advertising Agency, Inc.                                            Oregon
Crawford Stores, Inc.                                                    California
Dillon Companies, Inc.                                                   Kansas
Dillon Real Estate Co., Inc.                                             Kansas
Distribution Trucking Company                                            Oregon
Drugs Distributors, Inc.                                                 Indiana
FM Holding Corporation                                                   Delaware
FM, Inc.                                                                 Utah
Food 4 Less GM, Inc.                                                     California
Food 4 Less Holdings, Inc.                                               Delaware
Food 4 Less Merchandising, Inc.                                          California
Food 4 Less of California, Inc.                                          California
Food 4 Less of Southern California, Inc.                                 Delaware
Fred Meyer, Inc.                                                         Delaware
Fred Meyer Jewelers, Inc.                                                California
Fred Meyer of Alaska, Inc.                                               Alaska
Fred Meyer of California, Inc.                                           California
Fred Meyer Stores, Inc.                                                  Delaware
Grand Central, Inc.                                                      Utah
Hughes Markets, Inc.                                                     California
Hughes Realty, Inc.                                                      California
Inter-American Foods, Inc.                                               Ohio
Junior Food Stores of West Florida, Inc.                                 Florida
J.V. Distributing, Inc.                                                  Michigan
KRGP Inc.                                                                Ohio
KRLP Inc.                                                                Ohio
Kroger Dedicated Logistics Co.                                           Ohio
Kroger Limited Partnership I                                             Ohio (limited partnership)
Kroger Limited Partnership II                                            Ohio (limited partnership)
Kroger Texas L.P.                                                        Ohio (limited partnership)
KU Acquisition Corporation                                               Washington
Kwik Shop, Inc.                                                          Kansas
Mini Mart, Inc.                                                          Wyoming
Peyton's-Southeastern, Inc.                                              Tennessee

Name of Guarantor                                                        State of Organization
-----------------                                                        ---------------------
QFC Sub, Inc.                                                            Washington
Quality Food Centers, Inc.                                               Washington
Quality Food Holdings, Inc.                                              Delaware
Quality Food, Inc.                                                       Delaware
Quik Stop Markets, Inc.                                                  California
Ralphs Grocery Company                                                   Delaware
Roundup Co.                                                              Washington
Second Story, Inc.                                                       Washington
Smith's Beverage of Wyoming, Inc.                                        Wyoming
Smith's Food & Drug Centers, Inc.                                        Delaware
The Kroger Co. of Michigan                                               Michigan
THGP Co., Inc.                                                           Pennsylvania
THLP Co., Inc.                                                           Pennsylvania
Topvalco, Inc.                                                           Ohio
Turkey Hill, L.P.                                                        Pennsylvania (limited partnership)
Wells Aircraft, Inc.                                                     Kansas

                                   SCHEDULE II



UNDERWRITER                                      PRINCIPAL AMOUNT OF DESIGNATED
                                                 SECURITIES  TO BE PURCHASED
Goldman, Sachs & Co.                             $250,000,000


     Total                                       $250,000,000

                                  SCHEDULE III



TITLE OF DESIGNATED SECURITIES:

      Puttable Reset Securities PURS(SM) due August 16, 2012


AGGREGATE PRINCIPAL AMOUNT:

      $250,000,000

PRICE TO PUBLIC:

      100% of the principal amount of the Designated Securities, plus accrued interest from August 16, 2001.

PURCHASE PRICE BY UNDERWRITERS:

      99.750% of the principal amount of the Designated Securities, plus accrued interest from August 16, 2001.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Immediately available funds

INDENTURE:

      Indenture dated June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001 and the Twelfth Supplemental Indenture, dated August 16, 2001.

MATURITY:

      August 16, 2012

INTEREST RATES:

      A floating rate as described under "Interest Rate" in the Prospectus Supplement dated August 9, 2001 from and including August 16, 2001 to but excluding August 16, 2002 and upon such date (or the next business day) reset so as to equal a fixed rate as described under "Reset of Interest Rate," in the Prospectus Supplement dated August 9, 2001.

      From August 16, 2001, to but excluding August 16, 2002, interest will be calculated on a quarterly basis assuming a year of 360 days with an actual of number of days per quarterly period.

      From august 16, 2002 to but excluding August 16, 2012, interest will be calculated on a semiannual basis assuming a year of 360 days with each month consisting of 30 days.

INTEREST PAYMENT DATES:

      Through August 16, 2002: November 16, 2001, February 16, 2002, May 16, 2002 and August 16, 2002, commencing November 16, 2001.

      After August 16, 2002: February 16 and August 16, commencing February 16, 2003.

REDEMPTION PROVISIONS:

      As described in the Prospectus Supplement dated August 9, 2001.

SINKING FUND PROVISION:

      No sinking fund provisions.

CALL OPTION:

         As described in the Prospectus Supplement dated August 9, 2001, under the caption "Description of PURS--Call Option".

PUT OPTION:

         As described in the Prospectus Supplement dated August 9, 2001, under the caption "Description of PURS--Put Option".

DEFEASANCE PROVISIONS:

      As described in the Prospectus Supplement dated August 9, 2001.

GUARANTEES:

      Guaranteed by the Guarantors set forth on the signature pages and Schedule I to the Pricing Agreement.

TIME OF DELIVERY:

      August 16, 2001

CLOSING LOCATION:

      Offices of Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza,
      New York, New York 10004

NAME AND ADDRESS OF REPRESENTATIVES:

      Goldman, Sachs & Co.
      85 Broad Street
      New York, New York